Exhibit 9.2

Deloitte

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52934, No. 333-52934-01, No. 333-80245, No. 333-80245-01, No. 333-70636, No. 333-07214, No. 333-07212 and No. 033-41068 of Koninklijke Ahold N.V. on Form F-3, Form S-3 and Form S-8, as applicable, of our report dated April 12, 2006 except for Note 17, for which the date is March 27, 2007 (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the differences between International Financial Reporting Standards as adopted by the European Union and accounting principles generally accepted in the United States of America and retrospective adjustments for discontinued operations), relating to the consolidated financial statements of ICA AB and subsidiaries as of December 31, 2005 and for the year then ended, appearing in Exhibit 15.1 to this Annual Report on amended Form 20-F of Koninklijke Ahold N.V. for the year ended December 31, 2006.

/s/ Deloitte AB

Deloitte AB

Malmö, Sweden

June 26, 2007